                                                                   Exhibit 10.18
                                                                   -------------

                               SECURITY AGREEMENT

                                  by and among

                   BUILDING MATERIALS CORPORATION OF AMERICA,

                  AND EACH OF THE OTHER GRANTORS A PARTY HERETO

                                       and

                    THE BANK OF NEW YORK, AS COLLATERAL AGENT

                         ------------------------------

                          DATED AS OF DECEMBER 22, 2000

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----

SECTION 1.  DEFINITIONS; GRANT OF SECURITY...............................................................3
         1.1 General Definitions.........................................................................3
         1.2 Definitions; Interpretation.................................................................21
         1.3 Grant of Security...........................................................................22
         1.4 Ranking of Obligations......................................................................23
         1.5 Certain Limited Exclusions..................................................................24
         1.6 Power of Attorney to BMCA...................................................................24


SECTION 2. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE..............................................25
         2.1 Security for Obligations....................................................................25
         2.2 Grantors Remain Liable......................................................................25


SECTION 3. REPRESENTATIONS AND WARRANTIES AND COVENANTS..................................................26
         3.1 Generally...................................................................................26
         3.2 Equipment and Inventory.....................................................................28
         3.3 Receivables.................................................................................29
         3.4 Investment Related Property; Cash Collateral Account........................................31
         3.5 Letter of Credit Rights.....................................................................39
         3.6 Intellectual Property Collateral............................................................39


SECTION 4. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.......................42
         4.1 Access; Right of Inspection.................................................................42
         4.2 Further Assurances..........................................................................42
         4.3 Additional Grantors.........................................................................44


SECTION 5.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT..................................................44
         5.1 Power of Attorney...........................................................................44
         5.2 No Duty on the Part of Collateral Agent or Secured Parties..................................46


SECTION 6. REMEDIES......................................................................................46
         6.1 Generally...................................................................................46


                                                                                                       PAGE
                                                                                                       ----
         6.2 Investment Related Property.................................................................48
         6.3 Intellectual Property Collateral............................................................48
         6.4 Cash Proceeds...............................................................................51
         6.5 Application of Proceeds.....................................................................51


SECTION 7. COLLATERAL AGENT..............................................................................51


SECTION 8. CONTINUING SECURITY INTEREST..................................................................51


SECTION 9.  STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM...............................................51


SECTION 10.  INDEMNITY AND EXPENSES......................................................................52


SECTION 11.  NOTICES.....................................................................................52


SECTION 12.  BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS..............................................52


SECTION 13.  SURVIVAL OF AGREEMENT; SEVERABILITY.........................................................53


SECTION 14.  AMENDMENTS..................................................................................53


SECTION 15.  GOVERNING LAW...............................................................................53


SECTION 16.  COUNTERPARTS................................................................................54


SECTION 17.  HEADINGS....................................................................................54


SECTION 18.  JURISDICTION; CONSENT TO SERVICE OF PROCESS.................................................54


SECTION 19.  WAIVER OF JURY TRIAL........................................................................55

                               SECURITY AGREEMENT
                               ------------------


         SECURITY AGREEMENT (this "Agreement"), dated as of December 22, 2000, by and among BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation ("BMCA" or the "Borrower"), each other Grantor (as defined Recital E), whether as an original signatory hereto or as an Additional Grantor (as defined herein) and THE BANK OF NEW YORK, as Collateral Agent (in such capacity, the "Collateral Agent") under the Collateral Agent Agreement (as defined in Recital D).

                                    RECITALS
                                    --------

         (A) Reference is made to the Amended and Restated Credit Agreement, dated as of December 4, 2000 (the "1999 Credit Agreement"), among BMCA, the lenders from time to time party thereto (each, a "1999 Lender" and, collectively, the "1999 Lenders"), Fleet National Bank, as Documentation Agent, Bear Stearns Corporate Lending, as Syndication Agent, and The Bank of New York, as Administrative Agent (in such capacity, the "1999 Administrative Agent") and Swing Line Lender, under which the 1999 Lenders have agreed to make or participate in the making of Revolving Credit Loans and Swing Line Loans (collectively, the "1999 Loans") to the Borrower upon the terms and subject to the conditions specified in the 1999 Credit Agreement. In addition, one or more of the 1999 Lenders under the 1999 Credit Agreement (each, a "1999 Issuing Bank" and, collectively, the "1999 Issuing Banks") has agreed to issue Letters of Credit (the "1999 Letters of Credit ") for the account of the Borrower, and the 1999 Lenders have agreed to participate therein, upon the terms and subject to the conditions specified in the 1999 Credit Agreement. Certain Subsidiaries of the Borrower (the "1999 Guarantors") have guaranteed the payment of the obligations of the Borrower under the 1999 Credit Agreement, including the 1999 Loans and the 1999 Letters of Credit, pursuant to Subsidiary Guaranties or Supplements to Subsidiary Guaranties executed and delivered in connection with the 1999 Credit Agreement or thereafter with respect thereto (the "1999 Guaranties").

         (B) Reference is also made to:

                  (i) the Indenture, dated as of December 9, 1996, between BMCA and The Bank of New York, as trustee (the "2006 Trustee"), pursuant to which 8 5/8% senior notes due 2006 were issued, as supplemented by Supplements dated as of January 1, 1999 and December 4, 2000 (the "2006 Indenture"),

                  (ii) the Indenture, dated as of October 20, 1997, between BMCA and The Bank of New York, as trustee (the "2007 Trustee"), pursuant to which 8% senior notes due 2007 were issued, as supplemented by Supplements dated as of January 1, 1999 and December 4, 2000 (the "2007 Indenture"),

                  (iii) the Indenture, dated as of July 17, 1998, between BMCA and The Bank of New York, as trustee (the "2005 Trustee"), pursuant to which 7.75% senior notes due 2005 were issued, as supplemented by Supplements dated as of January 1, 1999 and December 4, 2000 (the "2005 Indenture"),

                  (iv) the Indenture, dated as of December 3, 1998, between BMCA and The Bank of New York, as trustee (the "2008 Trustee"), pursuant to which 8.00% senior notes due 2008 were issued, as supplemented by Supplements dated as of January 1, 1999 and December 4, 2000 (the "2008 Indenture"), and

                  (v) the Indenture, dated as of July 5, 2000, between BMCA and The Bank of New York, as trustee (the "2002 Trustee", and collectively with the 2006 Trustee, the 2007 Trustee, the 2005 Trustee and the 2008 Trustee, the "Senior Note Trustees"), pursuant to which the 10.50% senior notes due 2002 were issued, as supplemented by Supplement, dated as of December 4, 2000 (the "2002 Indenture", and collectively with the 2006 Indenture, the 2007 Indenture, the 2005 Indenture and the 2008 Indenture, the "Senior Note Indentures"). Payment of each Senior Note issued under each Senior Note Indenture is guaranteed by certain Subsidiaries of BMCA (each, a "Senior Note Guarantor") pursuant to Guaranties ("Senior Note Guaranties") executed in connection therewith or thereafter with respect thereto. The senior notes issued pursuant to the Indentures (the "Senior Notes") are and will be, from time to time, held by various holders (collectively, the "Noteholders").

         (C) Reference is further made to the Credit Agreement, dated as of December 4, 2000 (the "2000 Credit Agreement"), among BMCA, the lenders from time to time party thereto (each, a "2000 Lender" and, collectively, the "2000 Lenders"), and The Bank of New York, as Administrative Agent (in such capacity, the "2000 Administrative Agent") and Swing Line Lender, under which the 2000 Lenders have agreed to make or participate in the making of Revolving Credit Loans and Swing Line Loans (collectively, the "2000 Loans") to the Borrower upon the terms and subject to the conditions specified in the 2000 Credit Agreement. In addition, one or more of the 2000 Lenders under the 2000 Credit Agreement (each a "2000 Issuing Bank" and, collectively, the "2000 Issuing Banks") has agreed to issue Letters of Credit (the "2000 Letters of Credit ") for the account of the Borrower, and the 2000 Lenders have agreed to participate therein, upon the terms and subject to the conditions specified in the 2000 Credit Agreement. Certain Subsidiaries of the Borrower (the "2000 Guarantors") have guaranteed the payment of the obligations of the Borrower under the 2000 Credit Agreement, including the 2000 Loans, the 2000 Letters of Credit, the Chase Platinum Obligations and the Fleet LC Obligations pursuant to Subsidiary Guaranties or Supplements to Subsidiary Guaranties executed and delivered in connection with the 2000 Credit Agreement, the Chase Platinum Substitute Note and the Fleet LC Agreement or thereafter with respect thereto (the "2000 Guaranties").

         (D) Reference is also made to the Collateral Agent Agreement, dated as of December 22, 2000 (the "Collateral Agent Agreement"), among the Grantors (as defined in Recital E), the Administrative Agents, The Chase Manhattan Bank, Fleet National Bank, the Senior Note Trustees and The Bank of New York, as collateral agent (the "Collateral Agent").

         (E) In consideration for the execution and delivery of: (i) the 1999 Credit Agreement by the 1999 Administrative Agent and the 1999 Lenders, (ii) a Supplement, dated as of December 4, 2000, to each Senior Note Indenture by each Senior Note Trustee (collectively, the "Indenture Supplements") and (iii) the 2000 Credit Agreement by the 2000 Administrative Agent and the 2000 Lenders, the Chase Platinum Agreement, the Fleet LC Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the 1999 Guarantors, the 2000 Guarantors, the Senior Note Guarantors and each other Subsidiary of the Borrower that shall become a signatory hereto (individually, a "Grantor" and, collectively, the "Grantors") and the Collateral Agent, for itself and for the benefit of each other Secured Party, agree as follows:

SECTION 1.  DEFINITIONS; GRANT OF SECURITY.

                  1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

                  "Account Debtor": each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

                  "Accounts": all "accounts" as defined in the UCC.

                  "Acceleration Default": (i) with respect to the 2000 Lenders, a 2000 Credit Agreement Event of Default has occurred and, as a result thereof, there has been an acceleration of the 2000 Obligations (ii) with respect to the 1999 Lenders, a 1999 Credit Agreement Event of Default has occurred and, as a result thereof, there has been an acceleration of the 1999 Obligations, (iii) with respect to the Chase Platinum Agreement or the Fleet LC Agreement, an event has occurred under either thereof and, as a result thereof, there has been an acceleration of the Chase Platinum Obligations or the Fleet LC Obligations, as the case may be, and (iv) with respect to the Noteholders, a Senior Note Event of Default has occurred and, as a result thereof, there has been an acceleration of the majority principal amount of Senior Notes issued under any Senior Note Indenture.

                  "Actionable Default": (i) with respect to the 2000 Lenders, a 2000 Credit Agreement Event of Default has occurred and is continuing, (ii) with respect to the 1999 Lenders, a 1999 Credit Agreement Event of Default has occurred and is continuing, or (iii) with respect to the Chase Platinum Agreement or the Fleet LC Agreement, an event has occurred and is continuing under either thereof permitting an acceleration of the Chase Platinum Obligations or the Fleet LC Obligations, as the case may be and (iv) with respect to the Noteholders, a Senior Note Event of Default has occurred and is continuing under any of the Senior Note Indentures.

                  "Additional Grantor": as defined in Section 4.3.

                  "Administrative Agent": the 1999 Administrative Agent or the 2000 Administrative Agent, as the case may be.

                  "Affiliate": with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                  "Aggregate Priority Obligations Exposure": at any time, the sum at such time of: (i) with respect to the 1999 Credit Agreement, (a) prior to the "Revolving Credit Commitment Termination Date", the "Aggregate Revolving Credit Commitment Amount" and (b) on or after the "Revolving Credit Commitment Termination Date", the aggregate "Credit Exposure" of all 1999 Lenders under the 1999 Credit Agreement (as each such defined term is defined in the 1999 Credit Agreement), (ii) with respect to the 2000 Credit Agreement, (a) prior to the "Revolving Credit Commitment Termination Date", the "Aggregate Revolving Credit Commitment Amount" and (b) on or after the "Revolving Credit Commitment Termination Date", the aggregate "Credit Exposure" of all 2000 Lenders under the 2000 Credit Agreement (as each such defined term is defined in the 2000 Credit Agreement), (iii) the outstanding principal amount of the Chase Platinum Substitute Note, and (iv) the undrawn face amount of the Fleet LC plus the amount of any unpaid drafts drawn under the Fleet LC.

                  "Assigned Agreements": all agreements and contracts to which a Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof.

                  "BMCA Receivables": BMCA Receivables Corporation, a special-purpose Delaware corporation, or any other special-purpose Subsidiary of the Borrower hereafter created or acquired that deals exclusively with the purchase and sale of the receivables of the Borrower and its Subsidiaries as permitted by Section 8.5(i) of the 2000 Credit Agreement.

                  "Borrower Obligations": (i) the due and punctual payment of
(a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including amounts due in respect of Letters of Credit, fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to any of the Secured Parties, or that are otherwise payable to any Credit Party, under any Credit Document to which the Borrower is a party, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to each Credit Document, Debt Instrument or Security Document, (iii) unless otherwise agreed upon in writing by the applicable Lender party thereto, all obligations of the Borrower, monetary or otherwise, under each Hedge Agreement entered into with a counterparty that was a Lender (or an Affiliate thereof) at the time such Hedge Agreement was entered into, (iv) the Chase Platinum Obligations and (v) the Fleet LC Obligations.

                  "Capital Lease": a lease the obligations in respect of which are required to be capitalized by the lessee thereunder for financial reporting purposes in accordance with GAAP.

                  "Capital Stock": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

                  "Cash Collateral Account": defined in Section 3.4(d)(i) which definition shall include any sub accounts created thereunder.

                  "Cash Equivalents": as defined in the 2000 Credit Agreement.

                  "Cash Management System": defined in Section 3.4 (d)(iii).

                  "Cash Proceeds": defined in Section 6.4.

                  "Chase Platinum Obligations": all existing and future obligations of the Borrower and certain Subsidiaries of the Borrower under the Chase Platinum Substitute Note and any and all other agreements, documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto, including (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Chase Platinum Obligations, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and certain Subsidiaries of the Borrower under the Chase Platinum Substitute Note and any and all other agreements, documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto, as the same may be refinanced by the DIP Facility.

                  "Chase Platinum Substitute Note": the note, dated as of the Effective Date (as defined in the 2000 Credit Agreement), made by the Borrower to The Chase Manhattan Bank evidencing (i) the delivery of 11,329 ounces of platinum to The Chase Manhattan Bank in satisfaction of the Chase Platinum Agreement and (ii) the loan made by The Chase Manhattan Bank to the Borrower in an amount equal to the Borrower's cost of purchase of such platinum as described in such note, in form and substance acceptable to the Administrative Agent.

                  "Chattel Paper": all "chattel paper" as defined in the UCC.

                  "Collateral": defined in Section 1.3.

                  "Collateral Agent": defined in Recital D.

                  "Collateral Agent Agreement": defined in Recital D.

                  "Collateral Agreement Collateral": defined in Section 4.2(a) of the Collateral Trust Agreement.

                  "Collateral Documents": this Agreement, the Mortgages and any documents executed and delivered in connection with any thereof in order to grant to the Collateral Agent a Lien for the benefit of the Secured Parties.

                  "Collateral Records": books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

                  "Collateral Support": all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

                  "Commercial Tort Claims": all "commercial tort claims", as defined in Revised Article 9.

                  "Commodities Accounts": (i): all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 3.4 under the heading "Commodities Accounts".

                  "Contingent Obligation": as to any Person ( a "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (a "primary obligation") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (d) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (e) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Controlled Foreign Corporation": defined in Section 1.4.

                  "Copyright Licenses": any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 3.6(B).

                  "Copyrights": all United States, state and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including, without limitation, the applications referred to in Schedule 3.6(A), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "Credit Agreement": the 1999 Credit Agreement or the 2000 Credit Agreement, as the case may be, and the Notes and Reimbursement Agreements, as such terms are defined in, and which were executed and delivered in connection with, each thereof.

                  "Credit Document": each Credit Agreement, the Chase Platinum Substitute Note, the Fleet LC Agreement and each Senior Note Indenture and all other agreements, instruments and documents executed or delivered in connection therewith.

                  "Credit Party": an Administrative Agent, a Senior Note Trustee, a Lender, a 1999 Issuing Bank or the 2000 Issuing Bank, as the case may be.

                  "Debt Instrument": any promissory note or other instrument, document or agreement evidencing any Secured Debt.

                  "Default": an Actionable Default or an Acceleration Default.

                  "Deposit Accounts": (i) all "deposit accounts" as defined in
Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 3.4 under the heading "Deposit Accounts".

                  "Depositary Control Agreement": an agreement among a Credit Party, a Qualified Depositary Institution and the Collateral Agent, substantially in the form of Exhibit M to the 2000 Credit Agreement with such changes as shall be agreed upon by such Qualified Depositary Institution, such Credit Party and the Collateral Agent.

                  "DIP Facility": defined in the 1999 Credit Agreement and the 2000 Credit Agreement.

                  "Disbursement Account": defined in Section 3.4 (d)(iv).

                  "Disbursement Account No. 1": defined in Section 3.4 (d)(iv).

                  "Disbursement Account No. 2": defined in Section 3.4 (d)(iv).

                  "Documents": all "documents" as defined in the UCC.

                  "Equipment": (i) all "equipment" as defined in the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and
(iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

                  "Fleet LC": the letter of credit in the amount of $3,551,781 issued by Fleet National Bank with respect to the Shafter, California IDB facility.

                  "Fleet LC Agreement": collectively, (i) the Amended and Restated Reimbursement Agreement, dated as of December 4, 2000, between Fleet National Bank and Building Materials Manufacturing Corporation providing for the issuance of the Fleet LC, and (ii) the Parent Guarantee, dated as of December 4, 2000, pursuant to which the Borrower unconditionally guarantees to Fleet National Bank the obligations of Building Materials Manufacturing Corporation under the Amended and Restated Reimbursement Agreement described in clause (i) of this definition.

                  "Fleet LC Obligations": all existing and future obligations of the Borrower and certain Subsidiaries of the Borrower under the Fleet LC Agreement and any and all other agreements, documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto, including (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Fleet LC Obligations, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all other monetary obligations, fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and certain Subsidiaries of the Borrower under the Fleet LC Agreement and any and all other agreements, documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto, as the same may be refinanced by the DIP Facility

                  "GAAP": United States generally accepted accounting principles in effect at the applicable date.

                  "General Intangibles": (i) all "general intangibles" as defined in the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements, all Intellectual Property and all Payment Intangibles (in each case, regardless of whether characterized as general intangibles under the UCC).

                  "Goods": (i) all "goods" as defined in the UCC and (ii) shall include, without limitation, all Inventory and Equipment and any computer program embedded in the goods and any supporting information provided in connection with such program if (x) the program is associated with the goods in such a manner that is customarily considered part of the goods or (y) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods (in each case, regardless of whether characterized as goods under the UCC).

                  "Grantor":  defined in Recital E.

                  "Guaranties": the 1999 Guaranties, the 2000 Guaranties or the Senior Note Guaranties, as the case may be.

                  "Guarantor": a 1999 Guarantor, a 2000 Guarantor or a Senior Note Guarantor, as the case may be.

                  "Guarantor Obligations": the obligations of each Guarantor under each Guaranty to which it is a party.

                  "Hedge Agreement": any swap agreement, cap agreement, collar agreement, futures contract, forward contract or similar agreement or arrangement entered into to protect against or mitigate the effect of fluctuations in interest rates, foreign exchange rates or prices of commodities used in the business of the Borrower and its Subsidiaries.

                  "Hedge Obligations": all obligations of the Borrower and its Subsidiaries under the Hedge Agreements entered into with a counterparty that was a Lender (or an Affiliate thereof) at the time such Hedge Agreement was entered into.

                  "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement,
(v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business),
(vii) obligations under Capital Leases, (viii) all obligations of such Person in respect of Capital Stock subject to mandatory redemption or redemption at the option of the holder thereof, in whole or in part, and (ix) all Contingent Obligations of such Person in respect of any of the foregoing.

                  "Indemnitee": the Collateral Agent, and its officers, partners, directors, trustees, employees, agents and affiliates.

                  "Indenture Supplements": defined in Recital E.

                  "Instruments": all "instruments" as defined in the UCC.

                  "Insurance": (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

                  "Intellectual Property": collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

                  "Inventory": (i) all "inventory" as defined in the UCC and
(ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in a Grantor's business; all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind; all goods which are returned to or repossessed by such Grantor, and all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

                  "Investment Related Property": (i) all "investment property" (as such term is defined in the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, Securities Accounts, Commodities Accounts, Deposit Accounts and certificates of deposit.

                  "Issuing Bank": a 1999 Issuing Bank or a 2000 Issuing Bank, as the case may be.

                  "Junior Obligations: the Senior Note Obligations.

                  "Lender": a 1999 Lender, a 2000 Lender, the holder of a Senior Note, The Chase Manhattan Bank with respect to the Chase Platinum Obligations (or any other holder thereof), or Fleet National Bank with respect to the Fleet LC Obligations (or any other holder thereof), as the case may be.

                  "Letters of Credit": 1999 Letters of Credit or 2000 Letters of Credit, as the case may be.

                  "Letter of Credit Right" shall have the meaning specified in Revised Article 9.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement (other than an operating lease) and any capital or financing lease having substantially the same economic effect as any of the foregoing.

                  "Loans": 1999 Loans, 2000 Loans or Senior Notes, as the case may be.

                  "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, prospects or Property of (A) BMCA or (B) BMCA and its Subsidiaries taken as a whole (which in the case of clauses
(A) and (B) shall exclude the status of asbestos related claims (other than asbestos related claims made by any Governmental Authority under any Environmental Laws) made against BMCA or any of its Subsidiaries), (ii) the ability of a Grantor to perform any of its obligations under the Security Documents to which it is a party or (iii) the ability of Collateral Agent to enforce any of the Security Documents.

                  "Money": "money" as defined in the UCC.

                  "1999 Administrative Agent": defined in Recital A.

                  "1999 Credit Agreement": defined in Recital A.

                  "1999 Credit Agreement Event of Default" shall have the meaning attributed to the term "Event of Default" set forth in the 1999 Credit Agreement.

                  "1999 Guaranties":  defined in Recital A.

                  "1999 Guarantor": defined in Recital A.

                  "1999 Issuing Bank": defined in Recital A.

                  "1999 Lender": defined in Recital A.

                  "1999 Letter of Credit": defined in Recital A.

                  "1999 Loan": defined in Recital A.

                  "1999 Obligations": all existing and future obligations and liabilities of the Borrower and the 1999 Guarantors to the 1999 Administrative Agent, the 1999 Lenders and the 1999 Issuing Banks under the 1999 Credit Agreement, the 1999 Guaranties and any and all other agreements, documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto, including (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the 1999 Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including amounts due in respect of 1999 Letters of Credit, fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the 1999 Guarantors under the 1999 Credit Agreement, the 1999 Guaranties and any and all other agreements, documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto, as the same may be refinanced by the DIP Facility.

                  "Notice of Acceleration Default": a written certification to the Collateral Agent and the Borrower (i) from the 2000 Administrative Agent, certifying that an Acceleration Default has occurred with respect to the 2000 Obligations; (ii) from the 1999 Administrative Agent certifying that an Acceleration Default has occurred with respect to 1999 Obligations, (iii) from The Chase Manhattan Bank certifying that an Acceleration Default has occurred with respect to the Chase Platinum Obligations, (iv) from Fleet National Bank certifying that an Acceleration Default has occurred with respect to the Fleet LC Obligations or (v) from a Senior Note Trustee certifying that an Acceleration Default has occurred under the Senior Note Indenture in respect of which it acts as Senior Note Trustee.

                  "Notice of Default": a notice of a Default or Event of Default (each, as defined in the 1999 Credit Agreement or the 2000 Credit Agreement).

                  "Obligations": the Borrower Obligations, the Guarantor Obligations, all obligations due the Collateral Agent under this Agreement and all existing and future obligations and liabilities of the Borrower and the Guarantors to any and all Beneficiaries under all Credit Documents, the Debt Instruments, the Security Documents and any and all agreements, documents and instruments executed in connection therewith or which relate thereto and the Chase Platinum Obligations, the Fleet LC Obligations and the Hedge Obligations.

                  "Patent Licenses": all agreements providing for the granting of any right in or to Patents (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in
Schedule 3.6(D).

                  "Patents": all United States, state and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Schedule 3.6(C), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

                  "Payment Intangible": shall have the meaning specified in Revised Article 9.

                  "Payroll Account": defined in Section 3.4 (d)(iv).

                  "Permitted Lien": Liens permitted by the 1999 Credit Agreement and the 2000 Credit Agreement.

                  "Person": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity.

                  "Petty Cash Accounts": deposit accounts maintained in the ordinary course of business by the Borrower or any of its Subsidiaries for the purpose of reimbursing employees for ordinary course expenditures or for other incidental expenses as permitted under the 1999 Credit Agreement and the 2000 Credit Agreement.

                  "Pledge Supplement": any supplement to this agreement in substantially the form of Exhibit A.

                  "Pledged Debt": all Indebtedness owed to a Grantor, including, without limitation, all Indebtedness described on Schedule 3.4 under the heading "Pledged Debt" of such Grantor, issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

                  "Pledged Equity Interests": all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

                  "Pledged LLC Interests": all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 3.4 under the heading "Pledged LLC Interests" and the certificates, if any, representing such limited liability company interests and any interest of a Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

                  "Pledged Partnership Interests": all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on
Schedule 3.4 under the heading "Pledged Partnership Interests" and the certificates, if any, representing such partnership interests and any interest of a Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

                  "Pledged Stock": all shares of capital stock owned by a Grantor, including all shares of capital stock described on Schedule 3.4 under the heading "Pledged Stock", and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

                  "Pledged Trust Interests": all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 3.4 under the heading "Pledged Trust Interests" and the certificates, if any, representing such trust interests and any interest of a Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

                  "Priority Obligations": (i) the 2000 Obligations, (ii) the 1999 Obligations, (iii) the Chase Platinum Obligations, (iv) the Fleet LC Obligations and (v) the Hedge Obligations.

                  "Priority Obligations Exposure": with respect to any holder of Priority Obligations, at any time, the sum at such time of: (i) with respect to the 1999 Credit Agreement, (a) prior to the "Revolving Credit Commitment Termination Date", the "Revolving Credit Commitment Amount" of such holder and
(b) on or after the "Revolving Credit Commitment Termination Date", the "Credit Exposure" of such holder under the 1999 Credit Agreement (as each such defined term is defined in the 1999 Credit Agreement), (ii) with respect to the 2000 Credit Agreement, (a) prior to the "Revolving Credit Commitment Termination Date", the "Revolving Credit Commitment Amount" of such holder and (b) on or after the "Revolving Credit Commitment Termination Date", the "Credit Exposure" of such holder under the 2000 Credit Agreement (as each such defined term is defined in the 2000 Credit Agreement), (iii) such holder's percentage interest in the outstanding principal amount of the Chase Platinum Substitute Note, and
(iv) such holder's percentage interest in the undrawn face amount of the Fleet LC plus the amount of any unpaid drafts drawn under the Fleet LC.

                  "Priority Obligations Representative": (i) at any time until the 2000 Obligations have been paid in full in cash, the 2000 Administrative Agent, (ii) at any time after the 2000 Obligations have been paid in full in cash until the 1999 Obligations have been paid in full in cash, the 1999 Administrative Agent, (iii) at any time after the 1999 Obligations and the 2000 Obligations have been paid in full in cash, until the Chase Platinum Obligations and the Fleet LC Obligations have been paid in full in cash, the holders of the Chase Platinum Obligations and the Fleet LC Obligations acting together, in any case under clauses (i), (ii) or (iii) above, acting upon the instructions of the holders of the Priority Obligations having Priority Obligations Exposure greater than or equal to 51% of the Aggregate Priority Obligations Exposure.

                  "Proceeds": (i) all "proceeds" as defined in the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  "Property": all types of real, personal, tangible, intangible or mixed property.

                  "Qualified Depositary Institution": any commercial bank organized under the laws of the United States of America or any State thereof that (i) is listed on Schedule 1.1(q) or (ii) either (x) has capital and surplus in excess of $50,000,000 or (y) is satisfactory to the Administrative Agent and, in either case, whose deposits are federally insured.

                  "Receivables": subject to the exclusion set forth in Section 1.4(a), all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of each Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

                  "Receivables Program": the arrangement between BMCA Receivables and BMCA evidenced by the Receivables Purchase Documents.

                  "Receivables Purchase Documents": collectively, (i) the Pooling and Services Agreement, dated as of November 1, 1996, among the Borrower, BMCA Receivables and BNY, as trustee, as supplemented by the Series 1996-1 Supplement, dated as of November 1, 1996, and the Receivables Purchase Agreement, dated as of November 1, 1996, among the Borrower and BMCA Receivables, and (ii) any amendment, modification, waiver, extension or replacement of such documents on terms and conditions that could not reasonably be expected to (x) denigrate the value of the security interest of the Collateral Agent in the Capital Stock of BMCA Receivables or in any other Collateral, including any accounts receivable of the Borrower or any of its Subsidiaries (other than BMCA Receivables) not subject to the documents described in clause (i) of this definition, or (y) restrict the rights of the Collateral Agent to foreclose or otherwise pursue its remedies under this Agreement with respect to such Capital Stock or such other Collateral, in either case in comparison to such value or rights in existence immediately prior to such amendment, modification, waiver, extension or replacement under such documents (it being understood that advance rates, eligibility requirements, concentration limits and a maturity date (provided such maturity date is later then December 31, 2001) more favorable to BMCA Receivables shall not be deemed to denigrate such value or restrict such rights), provided that the aggregate amount of indebtedness to be incurred under such documents shall not exceed $115,000,000.

                  "Receivables Records": (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

                  "Record" shall have the meaning specified in Revised Article
9.

                  "Required Lender Representative": (i) at any time until the Priority Obligations have been paid in full in cash, the Priority Obligations Representative and (ii) at any time thereafter, the Senior Note Trustees.

                  "Revised Article 9": the 1999 Official Text of Article 9 of the UCC with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7 and 8.

                  "Secured Debt": at any time, the Obligations then outstanding.

                  "Secured Parties": (i) the Credit Parties, (ii) unless otherwise agreed upon in writing by it, each counterparty to a Hedge Agreement entered into with a Grantor if such counterparty was a Lender (or an Affiliate thereof) at the time the Hedge Agreement was entered into, (iii) The Chase Manhattan Bank with respect to the Chase Platinum Obligations (and each other holder thereof), (iv) Fleet National Bank with respect to the Fleet LC Obligations (and each other holder thereof) and (v) the beneficiaries of each indemnification obligation undertaken by a Grantor under any Credit Document.

                  "Securities Accounts": (i): all "securities accounts" as defined in the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 3.4 under the heading "Securities Accounts".

                  "Securities Entitlements": all "security entitlements" as defined in the UCC.

                  "Security Agreement Cash Collateral": the Cash Collateral Account, all cash deposited therein, all certificates and instruments, if any, from time to time representing the Cash Collateral Account; all investments from time to time made pursuant to Section 3.4, all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent in substitution for, or in addition to, any or all of the then existing Security Agreement Cash Collateral; all interest, dividends, cash, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Security Agreement Cash Collateral; and to the extent not covered above, all Proceeds of and any collections, earnings and accruals with respect to any or all of the foregoing (whether the same are acquired before or after the commencement of a case under the Bankruptcy Code by or against such Grantor as a debtor).

                  "Security Agreement Supplement": a supplement hereto in the form of Exhibit E, executed by an Additional Grantor pursuant to Section 4.3.

                  "Security Documents": this Agreement, the Mortgages, the Guaranties, the Depositary Control Agreements and the other security agreements, instruments and documents, any additional documents executed to reflect the grant to the Collateral Agent of a lien upon or security interest in any Collateral, and any agreement or document referred to in Section 2.4, 5.7 or 9.1(b) of the Collateral Agent Agreement.

                 "Senior Note Event of Default" shall have the meaning attributed to the term "Event of Default" in each Senior Note Indenture.

                  "Senior Note Guaranties": defined in Recital B.

                  "Senior Note Guarantors": defined in Recital B.

                  "Senior Note Indentures": defined in Recital B.

                  "Senior Note Obligations": all existing and future obligations and liabilities of the Borrower and the Senior Note Guarantors to the holders of the Senior Notes under the Senior Note Indentures, the Senior Note Guaranties and any and all other agreements, documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto, including
(a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Senior Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including amounts due in respect of fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the Senior Note Guarantors under the Senior Note Indentures, the Senior Note Guaranties and any and all other agreements, documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto.

                  "Senior Note Trustees": defined in Recital B.

                  "Senior Notes": the Notes issued and outstanding under the Senior Note Indentures.

                  "Subsidiary": defined in the 2000 Credit Agreement.

                  "Supporting Obligation": all "supporting obligations" as defined in Revised Article 9.

                  "System Cash": any cash of the Borrower and its Subsidiaries (other than BMCA Receivables, provided that any cash of BMCA Receivables that is distributed or otherwise paid to the Borrower or any of its other Subsidiaries shall constitute System Cash upon receipt by the Borrower or any such other Subsidiary) not deposited in the Cash Collateral Account, excluding (i) any cash deposited in Payroll Accounts in amounts not exceeding the amounts calculated by the Borrower to be reasonably sufficient to fund the next payroll and related benefit costs and remit withholding and other payroll taxes and related costs of the Borrower and its Subsidiaries, (ii) any cash deposited in Petty Cash Accounts, (iii) any cash deposited in Disbursement Account No. 1 in amounts calculated by the Borrower to be reasonably sufficient to cover checks drawn on and presented for payment against Disbursement Account No. 1 and transfers of funds (including ACH and wire transfers) out of Disbursement Account No. 1, in either case for the payment when due of costs, expenditures and obligations of the Borrower and its Subsidiaries permitted by the 2000 Credit Agreement, and
(iv) any cash deposited in Disbursement Account No. 2 for the payment when due of costs, expenditures and obligations of the Borrower and its Subsidiaries permitted by the 2000 Credit Agreement, provided that cash in Disbursement Account No. 2 shall not exceed $1,000,000 at any time.

                  "System Cash Account": a Deposit Account maintained with a Qualified Depositary Institution that has executed and delivered a Depositary Control Agreement.

                  "Trademark Licenses": any and all agreements providing for the granting of any right in or to Trademarks (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 3.6(F).

                  "Trademarks": all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 3.6(E), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "Trade Secret Licenses": any and all payments providing for the granting of any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder).

                  "Trade Secrets": all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of a Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "2000 Administrative Agent": defined in Recital C.

                  "2000 Credit Agreement": defined in Recital C.

                  "2000 Credit Agreement Event of Default" shall have the meaning attributed to the term "Event of Default" set forth in the 2000 Credit Agreement.

                  "2000 Guaranties":  defined in Recital C.

                  "2000 Guarantor": defined in Recital C.

                  "2000 Issuing Bank": defined in Recital C.

                  "2000 Lender": defined in Recital C.

                  "2000 Letter of Credit": defined in Recital C.

                  "2000 Loan": defined in Recital C.

                  "2000 Obligations": all existing and future obligations and liabilities of the Borrower and the 2000 Guarantors to the 2000 Administrative Agent, the 2000 Lenders and the 2000 Issuing Bank under the 2000 Credit Agreement, the 2000 Guaranties and any and all other agreements, documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto, including (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the 2000 Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including amounts due in respect of 2000 Letters of Credit, fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the 2000 Guarantors under the 2000 Credit Agreement, the 2000 Guaranties and any and all other agreements, documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto documents and instruments heretofore, now or hereafter executed in connection therewith or which relate thereto, as the same may be refinanced on a secured basis in accordance with the provisions with respect thereto contained in the 2000 Credit Agreement.

                  "UCC": the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

                  1.2 Definitions; Interpretation. Capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the UCC or, if not defined therein, in Revised Article 9. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference herein to any agreement (including this Agreement), instrument or other document, and to any exhibit or schedule thereto, shall be construed as referring to such agreement, instrument or other document, and any exhibit or schedule thereto (including any Exhibit or Schedule hereto), as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules, Recitals and paragraphs shall be construed to refer to Articles, Sections, and Exhibits and Schedules, Recitals and paragraphs of or to, this Agreement and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

         1.3 Grant of Security. Each Grantor hereby grants to the Collateral Agent a security interest in, and a continuing Lien on, all personal property and fixtures of such Grantor, including, without limitation, all of such Grantor's right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

                  (a) Accounts;

                  (b) Chattel Paper;

                  (c) Documents;

                  (d) General Intangibles;

                  (e) Goods;

                  (f) Instruments;

                  (g) Insurance;

                  (h) Intellectual Property;

                  (i) Investment Related Property;

                  (j) Letter of Credit Rights;

                  (k) Money;

                  (l) Receivables and Receivable Records;

                  (m) Commercial Tort Claims;

                  (n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing;

                  (o) all other property in which a security interest may be granted under the UCC; and

                  (p) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing;

it being agreed that the Schedules to this Agreement are intended to describe some, but not all, of the Collateral and the fact that any item of Collateral may not be specifically described on a Schedule or in a Pledge Supplement shall not be construed as excluding such item from or otherwise limiting the scope of the security interest granted herein.

To the extent the UCC is revised after the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision. Notwithstanding the immediately preceding sentence, the foregoing grant is intended to apply immediately on the date hereof to all Collateral to the fullest extent permitted by applicable law regardless of whether any particular item of Collateral is currently subject to the UCC.

         1.4 Ranking of Obligations. The security interest granted herein shall constitute (i) a first priority security interest and Lien securing the Priority Obligations and (ii) a second priority security interest and Lien securing the Junior Obligations. All Priority Obligations shall rank pari passu as to the Collateral and shall be secured equally and ratably whatever may be the date or terms of issue of the instruments evidencing such Priority Obligations. All Junior Obligations shall rank pari passu as to the Collateral and shall be secured equally and ratably whatever may be the date or terms of issue of the instruments evidencing such Junior Obligations.

         1.5 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, (a) any of BMCA's right, title or interest in any property sold to BMCA Receivables under the Receivables Purchase Agreement, (b) any Intellectual Property, if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of such Grantor therein; (c) in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder, including, without limitation, with respect to any Pledged Partnership Interests or any Pledged LLC Interests, to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement (including, without limitation, any partnership agreements or any limited liability company agreements), or otherwise, result in a breach or termination of the terms of, or constitute a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the UCC (or any successor provision, including Section 9-406 of Revised Article
9) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or would otherwise constitute a violation of law, regulation or policy; provided, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; or (d) in any of the outstanding capital stock of a "controlled foreign corporation" as defined in the Internal Revenue Code of 1986, as amended from time to time (each, a "Controlled Foreign Corporation"), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote.

         1.6 Power of Attorney to BMCA.

         Pursuant to Section 2.5 of the Collateral Agent Agreement, each Grantor (other than BMCA) has irrevocably constituted and appointed BMCA and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor or in its own name, from time to time in BMCA's discretion, to take or omit taking any and all actions hereunder for the purpose of carrying out the terms of this Agreement and any of the other Security Documents, to receive and give all notices to be given by or received by such Grantor, to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and, without limiting the generality of the foregoing, has granted to BMCA the power and right on behalf of such Grantor, without assent by such Grantor, to bind such Grantor in all respects hereunder and under any of the other Security Documents, with the intent that all action taken by BMCA on behalf of such Grantor shall be binding upon and inure to the benefit of such Grantor as effectively as if such action were taken directly by such Grantor. Each such power of attorney is a power coupled with an interest and shall be irrevocable until all of the Obligations are paid in full in cash.

SECTION 2. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

         2.1 Security for Obligations. Subject to Section 1.4, this Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all Obligations.

         2.2 Grantors Remain Liable. (a) Anything contained herein to the contrary notwithstanding:

                           (i) each Grantor shall remain liable under any
partnership agreement or limited liability company agreement relating to any Pledged Partnership Interest or Pledged LLC Interest, any Assigned Agreement and/or any other contracts and agreements of such Grantor included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

                           (ii) the exercise by the Collateral Agent of any of
its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

                           (iii) neither the Collateral Agent nor any Secured
Party shall have any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  (b) None of the Collateral Agent, any Secured Party or any purchaser at a foreclosure sale under this Agreement shall be obligated to assume any of any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral.

SECTION 3. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

         3.1 Generally.

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party, that:

                           (i) it owns the Collateral purported to be owned by
it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens;

                           (ii) its chief executive office or its principal
place of business is, and has been for the four month period preceding the date hereof, located at the place indicated on Schedule 3.1(A), and the jurisdiction of organization of such Grantor is the jurisdiction indicated on Schedule 3.1(B);

                           (iii) the full legal name of such Grantor is as set
forth on Schedule 3.1(A) and it has not in the last five years and does not do business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 3.1(C);

                           (iv) such Grantor has not within the last five years
become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated;

                           (v) all actions and consents, including all filings,
notices, registrations and recordings necessary or desirable to create, perfect or ensure the first priority (subject only to Permitted Liens) of the security interests granted to the Collateral Agent hereunder or for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained except for (x) the filing of UCC financing statements naming such Grantor as "debtor" and the Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on
Schedule 3.1(D) hereof and (y) recordation of the security interests granted herein in Patents, Trademarks and Copyrights in the applicable registries;

                           (vi) other than the financing statements filed in
favor of the Collateral Agent as set forth on Schedule 3.1(D), no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens;

                           (vii) other than the financing statements filed in
favor of the Collateral Agent as provided in clause (v) above, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either the pledge or grant by such Grantor of the Liens purported to be created in favor of the Collateral Agent pursuant to any of the Collateral Documents or the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to this Agreement); and

                           (viii) all information supplied to the Collateral
Agent by or on behalf of such Grantor is accurate and complete in all material respects with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral).

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                           (i) except for the security interests granted
hereunder, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and it shall defend the Collateral against all Persons at any time claiming any interest therein;

                           (ii) it shall not produce, use or permit any
Collateral to be used in any material respect unlawfully or in violation of any provision of any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                           (iii) it shall not change such Grantor's name,
identity, corporate structure, principal place of business, chief executive office or jurisdiction of organization unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, principal place of business, chief executive office, jurisdiction of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same priority of the Collateral Agent's security interest in the Collateral intended to be granted hereby;

                           (iv) it shall pay promptly when due all property and
other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the

Collateral, except to the extent the validity thereof is being contested in good faith and by appropriate proceedings diligently conducted; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

                           (v) upon such Grantor or any officer of such Grantor
obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may materially and adversely affect the value of the Collateral, the ability of the Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof;

                           (vi) it shall not take or permit any action which
could impair the Collateral Agent's rights in the Collateral; and

                           (vii) it shall not sell, transfer or assign (by
operation of law or otherwise) any Collateral except as permitted under the 1999 Credit Agreement and the 2000 Credit Agreement.

         3.2 Equipment and Inventory.

                  (a) Representations and Warranties. Each Grantor represents and warrants that:

                           (i) all of the Equipment and Inventory included in
the Collateral is kept only at the locations specified in Schedule 3.2;

                           (ii) any Goods now or hereafter produced by such
Grantor included in the Collateral have been and will be produced in compliance in all material respects with the requirements of the Fair Labor Standards Act, as amended; and

                           (iii) none of the Inventory or Equipment is in the
possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee.

                  (b) Covenants and Agreements. Each Grantor covenants and agrees that:

                           (i) it shall keep the Equipment and Inventory (other
than Inventory in transit or being shipped to a buyer) included in the Collateral in the locations specified on Schedule 3.2 unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of

Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same priority of the Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

                           (ii) it shall keep correct and accurate records of
the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor's cost therefor and (where applicable) the current list prices for the Inventory, in each case, in reasonable detail;

                           (iii) if any Equipment or Inventory included in the
Collateral is in possession or control of any third party, such Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent's security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent; and

                           (iv) with respect to any item of Equipment which is
covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the request of the Collateral Agent made during the continuation of a Default, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and upon the reasonable request of the Collateral Agent, deliver to the Collateral Agent copies of all such applications or other documents filed during each calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

         3.3 Receivables.

                  (a) Representations and Warranties. Each Grantor, other than BMCA in respect of property sold to BMCA Receivables under the Receivables Program, represents and warrants that:

                           (i) each Receivable is and will be created in
compliance with all applicable laws, whether federal, state, local or foreign;

                           (ii) no Receivable is evidenced by, or constitutes,
an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 3.3(c).

                  (b) Covenants and Agreements: Each Grantor, other than BMCA in respect of property sold to BMCA Receivables under the Receivables Program, hereby covenants and agrees that:

                           (i) it shall keep and maintain at its own cost and
expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

                           (ii) it shall mark conspicuously, in form and manner
reasonably satisfactory to the Collateral Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to the Collateral Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that the Collateral Agent has a security interest therein;

                           (iii) it shall perform in all material respects all
of its obligations with respect to the Receivables;

                           (iv) it shall not amend, modify, terminate or waive
any provision of any Receivable other than in the ordinary course of its business. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in subsection (v) below, during the continuance of a Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable,
(x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

                           (v) except as otherwise provided in this subsection,
each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent's security interest in the Receivables and any Supporting Obligation and, in addition, at any time during the continuation of a Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require such Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies such Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables, received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in an account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

                           (vi) it shall use its best efforts to keep in full
force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

                  (c) Delivery and Control of Receivables. With respect to any Receivable in excess of $100,000 that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten days of such Grantor acquiring rights therein. With respect to any Receivable in excess of $100,000 which would constitute "electronic chattel paper" under Revised Article 9, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of Revised Article 9): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivable hereafter arising, within ten days of such Grantor acquiring rights therein.

         3.4 Investment Related Property; Cash Collateral Account.

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                           (i) Schedule 3.4 sets forth under the headings
"Pledged Stock, "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor;

                           (ii) it is the record and beneficial owner of the
Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests by such Grantor;

                           (iii) without limiting the generality of Section
3.1(a)(v), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

                           (iv) none of the Pledged LLC Interests or Pledged
Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to have their securities treated as securities under the UCC of any jurisdiction;

                           (v) Schedule 3.4 sets forth under the heading
"Pledged Debt" all of the Pledged Debt owned by any Grantor;

                           (vi) Schedule 3.4(A) sets forth under the headings
"Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest and each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having "control" (as defined in Section 9-115(e) of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

                           (vii) Schedule 3.4(A) sets forth under the heading
"Deposit Accounts" all of the Deposit Accounts in which each Grantor has an interest and each Grantor is the sole account holder of each such Deposit Account and each Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control or "control" (within the meaning of Section 9-104 of

Revised Article 9) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

                           (viii) each Grantor has taken all actions necessary
or desirable, including those specified in Section 3.4(c), to: (a) establish the Collateral Agent's "control" (within the meaning of Section 9-115 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts or Securities Entitlements; (b) establish the Collateral Agent's sole dominion and control over all Deposit Accounts; (c) establish the Collateral Agent's "control" (within the meaning of Section 9-104 of Revised Article 9) over all Deposit Accounts; and (d) to deliver all Instruments to the Collateral Agent.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                           (i) without the prior written consent of the
Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent's security interest, (b) permit any issuer of any Pledged Equity Interest that is a Grantor to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the 2000 Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of any organizational document relating to the issuer of any Pledged Equity Interest, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC of any jurisdiction and, in any event, shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent's "control" thereof;

                           (ii) in the event it acquires rights in any
Investment Related Property after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to
Schedule 3.4 as required hereby;

                           (iii) in the event such Grantor receives any
dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property, including, without limitation, prompt delivery thereof to the Collateral Agent to be held in the Cash Collateral Account, and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall be segregated from all other property of such Grantor;

                           (iv) it shall comply with all of its obligations
under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

                           (v) in the event that the issuer of any Pledged
Equity Interest is merged or consolidated with another entity, it shall deliver or otherwise pledge and grant to the Collateral Agent a security interest in such Grantor's equity interest resulting from such merger or consolidation in accordance herewith; provided that if the surviving or resulting entity upon any such merger or consolidation is a corporation organized under the laws of a jurisdiction outside of the United States, then such Grantor shall only be required to pledge equity interests having 65% of the voting power of all classes of capital stock of such issuer entitled to vote.

                  (c) Delivery and Control. Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 3.4(c) on or before the date this agreement becomes effective as set forth in Section 12 and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 3.4(c) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any

"uncertificated securities" credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or
(ii) execute an agreement substantially in the form of Exhibit B, pursuant to which such issuer agrees to comply with the Collateral Agent's instructions with respect to such uncertificated security without further consent by such Grantor. With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Exhibit C pursuant to which it shall agree to comply with the Collateral Agent's "entitlement orders" without further consent by such Grantor. With respect to any Investment Related Property that is a "Deposit Account," it shall, subject to Section 7.15 of the Credit Agreement, cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D, pursuant to which the Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and "control" (as defined in Section 9-104 of Revised Article 9) over such Deposit Account. In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. At any time during the continuation of a Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

                  (d) Cash Collateral Account; Cash Management System.

                           (i) On the date hereof there shall be established
and, at all times thereafter until the security interest created by this Agreement shall have terminated, there shall be maintained by the Collateral Agent an account which shall be entitled the "Building Materials Corporation of America Cash Collateral Account" (the "Cash Collateral Account"); provided that the name of such account shall be changed following any change of name of BMCA. The Collateral Agent may establish and maintain one or more sub-accounts under the Cash Collateral Account, each of which shall constitute a part of the Cash Collateral Account. All moneys which are received by the Collateral Agent with respect to the Collateral at any time before a Notice of Acceleration Default shall have been given to the Collateral Agent by the Required Lender Representative shall be deposited in the Cash Collateral Account and thereafter shall be invested and/or disbursed by the Collateral Agent in accordance with the terms of this Agreement. The Cash Collateral Account shall be under the exclusive dominion and control of the Collateral Agent and no Grantor shall be entitled to draw thereunder. Prior to the receipt by the Collateral Agent of a Notice of Default, all cash and investments in the Cash Collateral Account shall be invested and such investments sold and the proceeds thereof disbursed as set forth in clause (ii) below. Upon receipt of a Notice of Acceleration Default, all cash and investments in the Cash Collateral Account shall be transferred by the Collateral Agent to the Collateral Account under the Collateral Agent Agreement for disposition in accordance with the provisions thereof.

                           (ii) Prior to the transfer thereof to the Collateral
Account under the Collateral Agent Agreement as provided in clause (i) above or the release thereof as provided in clause (v) below, all cash in the Cash Collateral Account shall be invested and reinvested pursuant to written requests of BMCA and at the sole risk of the Grantors in investments of the type set forth in Section 4.3 (i), (ii) and (iii) of the Collateral Agent Agreement. Any loss, expense or tax incurred in connection with any such investment shall be for the sole account of the Grantors. All property purchased with funds in the Cash Collateral Account pursuant to this Section shall constitute part of the Collateral.

                           (iii) Each Grantor shall establish and at all times
thereafter maintain, and shall cause its Subsidiaries to establish and at all times thereafter maintain, a cash management system (the "Cash Management System") as described in this Section 3.4(d). In addition, each Grantor shall establish and at all times thereafter maintain one or more Deposit Accounts with one or more Qualified Depositary Institutions. Subject to Section 7.15 of the Credit Agreement, each Grantor shall cause its System Cash and the System Cash of its Subsidiaries to be deposited only in a System Cash Account. All System Cash Accounts shall be subject to the sole dominion and control of the Collateral Agent, and no Grantor shall have access to or any right to draw upon or withdraw any funds therefrom, except as set forth in clause (v) below with respect to the Disbursement Accounts.

                           (iv) On the date hereof, there shall be established
with The Bank of New York two accounts (each, a "Disbursement Account" and, individually, "Disbursement Account No. 1" and "Disbursement Account No. 2", respectively) against which each Grantor selected by BMCA shall be entitled to draw checks and request transfers, including ACH and wire transfers, from time to time for the payment of items of Indebtedness of such Grantor to fund costs when due and payable in the ordinary course of business and for other uses permitted by the 1999 Credit Agreement and the 2000 Credit Agreement. Also on the date hereof each Grantor (i) may establish or continue the use of one or more accounts (each, a "Payroll Account") for paying payroll and related benefit costs and remitting withholding and other payroll taxes and costs and (ii) may establish one or more Petty Cash Accounts.

                           (v) Prior to the receipt by the Collateral Agent of a
Notice of Default, the Collateral Agent shall release (A) cash to Disbursement Account No. 1 for transfer to one or more Payroll Accounts in such amounts as are requested by BMCA from time to time to cover payroll and related benefit costs and amounts required to be remitted for withholding and other payroll taxes and costs of the Grantors, (B) cash to Disbursement Account No. 1 in amounts requested by BMCA from time to time to pay checks when presented for payment against such Disbursement Account and for transfers (including ACH and wire transfers) out of such Disbursement Account, each for the payment of items of Indebtedness of Grantors to fund costs when due and payable in the ordinary course of business and other uses permitted by the 1999 Credit Agreement and the 2000 Credit Agreement, (C) cash to Disbursement Account No. 2 in amounts requested by BMCA from time to time to be used for the same purposes as permitted under subclause (B) above, except that balances in Disbursement Account No. 2 shall be swept on a daily basis only to the extent set forth below, (D) cash to Disbursement Account No. 1 for transfer to one or more Petty Cash Accounts in such amounts as are requested by BMCA from time to time to reimburse employees as permitted under the 2000 Credit Agreement and (E) cash to Disbursement Account No. 1 for transfer to BMCA Receivables in amounts requested by BMCA from time to time to the extent such cash consists of collections belonging to BMCA Receivables which are required to be paid over to BMCA Receivables pursuant to the Receivables Purchase Documents. BMCA shall be deemed to represent that there is no Default or Event of Default (each, as defined in the 1999 Credit Agreement or the 2000 Credit Agreement) in connection with each release of cash from the Cash Collateral Account contemplated by this clause
(v). Requests for releases of cash contemplated by this clause (v) shall be in writing. The Collateral Agent shall be fully protected in complying with all requests for releases of cash believed by it to be genuine and made by an authorized officer of BMCA. All funds in System Cash Accounts (excluding funds credited to Payroll Accounts and funds consisting of collections belonging to BMCA Receivables) shall constitute Collateral hereunder and shall be subject to the security interest created herein in favor of the Collateral Agent for the benefit of the Secured Parties. After receipt by the Collateral Agent of a Notice of Default which has not been withdrawn, no further releases pursuant to this clause (v) shall be made, other than releases requested under subclauses
(A) and (E) above. It is agreed that Disbursement Account No. 1 and Disbursement Account No. 2 are System Cash Accounts to be subject to Depositary Control Agreements, except that balances in Disbursement Account No. 2 shall be swept on a daily basis only to the extent they exceed $1,000,000.

                  (e) Voting and Distributions.

                           (i) So long as no Default shall be continuing:

                                    (A) except as otherwise provided in Section
3.4(b)(i) of this Agreement or elsewhere herein or in the 1999 Credit Agreement and the 2000 Credit Agreement, each Grantor shall be entitled to exercise or


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

refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement, the 1999 Credit Agreement and or the 2000 Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Grantor that, in the Collateral Agent's reasonable judgment, such action would have a material adverse effect on the value of the Investment Related Property or any part thereof; and provided further, such Grantor shall give the Collateral Agent at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, nor such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement, the 1999 Credit Agreement and the 2000 Credit Agreement, shall be deemed inconsistent with the terms of this Agreement, the 1999 Credit Agreement or the 2000 Credit Agreement within the meaning of this Clause (A), and no notice of any such voting or consent need be given to the Collateral Agent; and

                                    (B) the Collateral Agent shall promptly
execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above;

                           (ii) During the continuation of a Default:

                                    (A) all rights of each Grantor to exercise
or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

                                    (B) in order to permit the Collateral Agent
to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 5.

         3.5 Letter of Credit Rights.

                  Each Grantor hereby represents and warrants that all material letters of credit to which such Grantor is a beneficiary are listed on Schedule
3.5 hereto.

         3.6 Intellectual Property Collateral.

                  (a) Representations and Warranties. Except as disclosed in
Schedule 3.6(H), each Grantor hereby represents and warrants, that:

                           (i) Schedule 3.6 sets forth a true and complete list
of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses material to the business of such Grantor;

                           (ii) it is the sole and exclusive owner of the entire
right, title, and interest in and to all Intellectual Property Collateral on
Schedule 3.6, and owns or has the valid right to use all other Intellectual Property Collateral used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 3.6(B), (D), (F) and (G);

                           (iii) all Intellectual Property Collateral material
to the business of each Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of such Intellectual Property Collateral in full force and effect;

                           (iv) all Intellectual Property Collateral material to
the business of each Grantor is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor's right to register, or such Grantor's rights to own or use, any such Intellectual Property Collateral and no such action or proceeding is pending or, to the best of such Grantor's knowledge, threatened;

                           (v) all registrations and applications for
Copyrights, Patents and Trademarks are standing in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secret Collateral has been licensed by any Grantor to any affiliate or third party, except as disclosed in
Schedule 3.6(B), (D), (F), or (G);

                           (vi) each Grantor has been using appropriate
statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor;

                           (vii) the conduct of such Grantor's business does
not, to such Grantor's knowledge, infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; no claim has been made that the use of any Intellectual Property Collateral owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party;

                           (viii) to such Grantor's knowledge, no third party is
infringing upon any Intellectual Property Collateral owned or used by each Grantor, or any of its respective licensees;

                           (ix) no settlement or consents, covenants not to sue,
non-assertion assurances, or releases have been entered into by any Grantor or to which such Grantor is bound that adversely effect such Grantor's rights to own or use any Intellectual Property Collateral that is material to the business of such Grantor; and

                           (x) There is no effective financing statement or
other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property Collateral, other than in favor of the Collateral Agent.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

                           (i) it shall not do any act or omit to do any act
whereby any of the Intellectual Property Collateral which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

                           (ii) it shall, within thirty days of the creation or
acquisition of any Copyrightable work which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office;

                           (iii) it shall promptly notify the Collateral Agent
if it knows or has reason to know that any item of the Intellectual Property Collateral that is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, and state registry, any foreign counterpart of the foregoing, or any court;

                           (iv) it shall take all reasonable steps in the United
States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property Collateral (except for such works with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration) including, but not limited to, those items on Schedule 3.6(A), (C) and (E);

                           (v) in the event that any Intellectual Property
Collateral owned by or exclusively licensed to any Grantor that is material to the business of such Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its exclusive rights in such Intellectual Property Collateral including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

                           (vi) it shall promptly (but in no event more than
thirty days after any Grantor obtains knowledge thereof) report to the Collateral Agent (i) the filing of any application to register any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property Collateral by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

                           (vii) it shall, promptly upon the reasonable request
of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent's interest in any part of the Intellectual Property Collateral, whether now owned or hereafter acquired;

                           (viii) except with the prior consent of the
Collateral Agent or as permitted under the Credit Agreement, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent, and each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property Collateral, except (i) for the Lien created by and under this Agreement and the other Credit Documents, (ii) Permitted Liens and (iii) that a Grantor may license or sublicense its Intellectual Property in the ordinary course of its business;

                           (ix) it shall take all steps reasonably necessary to
protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                           (x) it shall use proper statutory notice in
connection with its use of any of the Intellectual Property Collateral; and

                           (xi) it shall continue to collect, at its own
expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Agent's reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

SECTION 4. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

         4.1 Access; Right of Inspection. At all reasonable times upon reasonable prior notice, the Collateral Agent shall have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. At all reasonable times upon reasonable prior notice, the Collateral Agent shall also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Intellectual Property, Inventory or Equipment of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

         4.2 Further Assurances.

                  (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

                           (i) execute and file such financing or continuation
statements, or amendments thereto, and execute and deliver such other agreements, instruments, indorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                           (ii) take all actions necessary to ensure the
recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property Collateral with any intellectual property registry in which said Intellectual Property Collateral is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

                           (iii) on the earlier of (A) the date of effectiveness
of Revised Article 9 in the State of New York or (B) the date of effectiveness of Revised Article 9 in any other material jurisdiction, take such action as is reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the lien and security interest granted hereby, including, without limitation, with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the validity, perfection and priority of such lien and security interest under Revised Article 9;

                           (iv) at all reasonable times upon reasonable prior
notice, exhibit the Collateral to and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and

                           (v) at the Collateral Agent's request, appear in and
defend any action or proceeding that may affect such Grantor's title to or the Collateral Agent's security interest in all or any part of the Collateral.

                  (b) In addition, to the extent permitted by applicable law, each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor. Each Grantor agrees that a photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                  (c) Each Grantor hereby authorizes the Collateral Agent to file a record or records (as defined in Revised Article 9), including, without limitation, financing statements, in all jurisdictions and with all filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property."

                  (d) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 3.6 to include reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property Collateral in which any Grantor no longer has or claims any right, title or interest.

         4.3 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "Additional Grantor"), by executing a Security Agreement Supplement. Upon delivery of any such Security Agreement Supplement to the Collateral Agent, notice of which is hereby waived by each Grantor, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Collateral Agent not to cause any Person to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 5. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

         5.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time to take any action and to execute any instrument necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

                  (a) during the continuation of any Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

                  (b) during the continuation of any Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) during the continuation of any Default, to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                  (d) during the continuation of any Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; (e) to prepare, sign and file any UCC financing statements in the name of such Grantor as debtor;

                  (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property Collateral in the name of Grantor as assignor;

                  (g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the 2000 Credit Agreement and Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

                  (h) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         5.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 6. REMEDIES.

         6.1 Generally.

                  (a) If any Default shall be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may pursue any of the following separately, successively or simultaneously:

                           (i) require any Grantor to, and each Grantor hereby
agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

                           (ii) enter onto the property where any Collateral is
located and take possession thereof with or without judicial process;

                           (iii) prior to the disposition of the Collateral,
store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate;

                           (iv) without notice except as specified below, sell,
assign, lease, license (on an exclusive or non-exclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Required Lender Representative may deem commercially reasonable; and

                           (v) exercise dominion and control over, and refuse to
permit further withdrawals (whether of money, securities, instruments or other property) from any Deposit Account maintained with the Collateral Agent constituting part of the Collateral.

                  (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any such sale and the Collateral Agent, as Collateral Agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, each Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

                  (c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

                  (d) If the Collateral Agent sells any of the Collateral on credit, the Obligations will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral.

                  (e) The Collateral Agent shall have no obligation to marshall any of the Collateral.

         6.2 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         6.3 Intellectual Property Collateral.

                  (a) Anything contained herein to the contrary notwithstanding, at any time during the continuation of a Default:

                           (i) the Collateral Agent shall have the right (but
not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent's sole discretion, to enforce any Intellectual Property Collateral, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

                           (ii) upon written demand from the Collateral Agent,
each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent all of such Grantor's right, title and interest in and to the Intellectual Property Collateral and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

                           (iii) each Grantor agrees that such an assignment
and/or recording shall be applied to reduce the Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral;

                           (iv) within five (5) Business Days after written
notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent's behalf and to be compensated by the Collateral Agent at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Default; and

                           (v) the Collateral Agent shall have the right to
notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

                           (vi) all amounts and proceeds (including checks and
other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 6.5; and

                           (vii) Grantor shall not adjust, settle or compromise
the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                  (b) If (i) a Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Default shall be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made and shall have become absolute and effective, and (iv) the Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to the Collateral Agent and Permitted Liens.

                  (c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 6 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located.

         6.4 Cash Proceeds. In addition to the rights of the Collateral Agent specified in Section 3.3 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, "Cash Proceeds") shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) for deposit in the Cash Collateral Account to be held and disposed of as provided in Section 3.4(c).

         6.5 Application of Proceeds. All proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied as provided in the Collateral Agent Agreement.

SECTION 7. COLLATERAL AGENT.

         The Collateral Agent has been appointed to act as Collateral Agent hereunder pursuant to the terms of the Collateral Agent Agreement. The duties, powers, rights, limitations of liability, the standard of care, the disclaimers and indemnifications in favor of the Collateral Agent are set forth in the Collateral Agent Agreement, the provisions for which are incorporated herein as if fully set forth herein. In the event of a conflict between any of the provisions of this Agreement and any of the provisions of the Collateral Agent Agreement, the provisions of the Collateral Agent Agreement shall control.

SECTION 8. CONTINUING SECURITY INTEREST.

         This Agreement and the security interest granted herein shall terminate at such time as the Collateral Agent releases the security interest pursuant to the provisions of Section 7.1 (a) of the Collateral Agent Agreement. In connection with any termination, partial termination, release or partial release of the security interest pursuant to this Agreement or a Credit Agreement, the Collateral Agent, at the direction of the Required Lender Representative, shall execute and deliver to the applicable Grantor at the expense of such Grantor such UCC termination or release statements and similar documents that such Grantor shall reasonably request to evidence any such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to the Collateral Agent.

SECTION 9. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

         The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor as an additional Obligation secured by the Collateral.

SECTION 10. INDEMNITY AND EXPENSES.

                  (a) Each Grantor agrees:

                           (i) to defend (subject to the Indemnitees' selection
of counsel), indemnify, pay and hold harmless each Indemnitee, from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from such Indemnitee's gross negligence or willful misconduct; and

                           (ii) to pay to the Collateral Agent promptly
following written demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Credit Documents.

                  (b) The obligations of each Grantor in this Section 10 shall survive the resignation or removal of the Collateral Agent and the termination of this Agreement and the discharge of such Grantor's other obligations under this Agreement, the Hedge Agreements and Credit Documents.

SECTION 11. NOTICES.

         All communications and notices hereunder shall be in writing and given as provided in Section 9.2 of the Collateral Agent Agreement.

SECTION 12. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS.

         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. This Agreement shall become effective as to the Grantors at such time as the 1999 Credit Agreement and the 2000 Credit Agreement have become effective and when a counterpart hereof executed on behalf of the Grantors shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Grantors and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Grantors, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that of the Grantors shall not have the right to assign its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement.

SECTION 13. SURVIVAL OF AGREEMENT; SEVERABILITY.

         All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery hereof.

         In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 14. AMENDMENTS.

         This Agreement may not be amended, revised, restated or supplemented without the prior written consent of BMCA, acting for itself and each other Grantor, and the Collateral Agent.

SECTION 15. GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, BUT INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

SECTION 16. COUNTERPARTS.

         This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 12. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 17. HEADINGS.

         Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 18. JURISDICTION; CONSENT TO SERVICE OF PROCESS.

         Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or any of its property, in the courts of any jurisdiction.

         Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 19. WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         IN EVIDENCE OF THE FOREGOING, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                     BUILDING MATERIALS CORPORATION OF AMERICA



                     By:     /s/ Susan B. Yoss
                        ----------------------------------------
                     Name:   Susan B. Yoss
                          --------------------------------------
                     Title:  Senior Vice President and Treasurer
                           -------------------------------------



                     BMC WAREHOUSING INC.
                     BMCA GOLDSBORO, INC.
                     BMCA INSULATION PRODUCTS INC.
                     BUILDING MATERIALS INVESTMENT CORPORATION
                     BUILDING MATERIALS MANUFACTURING CORPORATION
                     DUCTWORK MANUFACTURING CORPORATION
                     EXTERIOR TECHNOLOGIES CORPORATION
                     GAF KALAMAZOO ACQUISITION CORP.
                     GAF LEATHERBACK CORP.
                     GAF MATERIALS CORPORATION (CANADA)
                     GAF PREMIUM PRODUCTS INC.
                     GAF REAL PROPERTIES, INC.
                     GAFTECH CORPORATION
                     INTEC MARINE INC.
                     LL BUILDING PRODUCTS INC.
                     PEQUANNOCK VALLEY CLAIM SERVICE COMPANY, INC. SOUTH PONCA REALTY CORP.
                     TOPCOAT, INC.
                     USI MATERIALS INC.

                     U.S. INTEC, INC.
                     US INTEC HOLDINGS INC.
                     WIND GAP REAL PROPERTY ACQUISITION CORP.


                     By:     /s/ Susan B. Yoss
                         ---------------------------------------
                     Name:   Susan B. Yoss
                           -------------------------------------
                     Title:  Senior Vice President and Treasurer
                            ------------------------------------


                     THE BANK OF NEW YORK,
                     not in its individual capacity, but solely as the Collateral Agent under the Collateral Agent Agreement



                     By:     /s/ Kevin C. Cremin
                        --------------------------------------
                     Name:   Kevin C. Cremin
                          ------------------------------------
                     Title:  Vice President
                           -----------------------------------